SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) February 5, 2004

AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)

ITEM 12. INFORMATION FURNISHED UNDER ITEM 12 (RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

On February 5, 2004, AutoNation, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended December 31, 2003. The text of the press release is reproduced below and the Company’s Quarterly Financial Data Supplement for the quarter ended December 31, 2003 is attached as an exhibit hereto and is incorporated herein by reference.

AutoNation, Inc. For Immediate Release	Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AUTONATION REPORTS RECORD FOURTH QUARTER EPS OF $0.28,
FULL YEAR EPS OF $1.76 FROM CONTINUING OPERATIONS

•	Eighth consecutive record quarter of EPS from continuing operations

•	Fourth-quarter record EPS of $0.28 per share exceeds year-ago EPS of $0.26 per share

•	Excluding the benefit from the first quarter IRS settlement, full-year earnings per share from continuing operations of a record $1.32 compared to $1.19 in 2002

•	Fourth-quarter reduction of 100 basis points in SG&A as a percent of gross profit; 90 basis point reduction for the full year

•	Company issues 2004 first-quarter EPS guidance of $0.29 to $0.31 and confirms 2004 full-year EPS outlook of $1.40 to $1.45

     FORT LAUDERDALE, Fla. (February 5, 2004) -— AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2003 fourth-quarter net income of $79.0 million, or $0.28 per share, compared to year-ago net income of $79.4 million or $0.26 per share. The 8% increase in fourth-quarter earnings per share was driven by further leverage of its cost structure and the continued repurchase of outstanding shares.

     Fourth-quarter 2003 revenue totaled $4.6 billion, an increase of $77 million compared to the year-ago period resulting from revenue growth in new vehicles of 4%, parts and service of 1% and finance and insurance of 8%. Selling, general and administrative expense (SG&A) in the quarter was $520.3 million or 75.1% of total gross profit, a 100 basis point improvement compared to a year ago. Operating income in the quarter was $130.7 million, a reduction of 16% compared to a year ago resulting from a real estate impairment charge of $27.5 million ($16.9 million after-tax or $0.06 per share) related to three franchised new vehicle stores that currently operate in converted used vehicle megastores. Excluding the effect of the impairment, operating income in the quarter was $158.2 million, an increase of $3 million or 2% compared to the period a year ago. The real estate impairment was offset by a gain of $10.2 million ($6.2 million after-tax or $0.02 per share) recognized by the Company on the sale of a non-core equity investment as well as a net income tax benefit of $10.3 million or $0.04 per share related primarily to favorable tax adjustments and settlements.

     Commenting on fourth-quarter 2003 performance AutoNation Chairman and Chief Executive Officer Mike Jackson said, “AutoNation’s performance in the fourth quarter was characterized by continued cost containment and revenue growth resulting from ongoing operational improvements. We were pleased to deliver our eighth consecutive quarter-over-quarter record EPS from continuing operations.”

     For the full year, the Company reported net income from continuing operations of $506.1 million or $1.76 per share. Excluding the $0.44 per share benefit from the first-quarter 2003 IRS tax settlement, earnings per share from continuing operations were $1.32, an 11% increase versus the prior year. The Company’s revenue for the full year totaled $19.4 billion, down less than 1% versus the prior year.

     The Company’s 2003 accomplishments included:

•	The addition of AutoNation to the S&P 500 index.

•	The completion of acquisitions representing 13 franchises with an annual revenue run rate of approximately $300 million.

•	A reduction, net of option exercises, of approximately 10% of the Company’s outstanding common shares following the repurchase of 39.2 million shares at a cost of $575 million.

•	The second quarter branding of 39 of the Company’s franchises in Southern California that now operate under the Power brand and 34 of the Company’s franchises in the Houston/Corpus Christi/Austin markets that now operate under the Champion brand.

     Commenting on the Company’s 2003 performance and the year ahead, Jackson said, “In a highly competitive environment where industry sales were down, we once again delivered double-digit EPS growth. Looking ahead, we maintain our outlook that the 2004 new vehicle market will remain intensely competitive in a stable volume environment. We confirm our full-year 2004 EPS guidance of $1.40 to $1.45 and expect first-quarter earnings per share in the range of $0.29 to $0.31.”

     AutoNation will discuss these results, the Company’s outlook and supporting assumptions during a conference call and audio webcast this morning at 10:00 a.m. Eastern Time. To listen to the live conference call, dial (888) 428-4480 or listen to the audio webcast via the Internet at www.AutoNation.com by clicking on the “About Us” link, then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 1:30 p.m. Eastern Time, through February 12, 2004 by calling (800) 475-6701 (access code #716118) or via the Internet as outlined above.

About AutoNation, Inc.

     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. Ranked No. 93 on the 2003 Fortune 500 and a component of the Standard and Poor’s 500 Index, AutoNation employs approximately 28,000 people and owns and operates 372 new vehicle franchises in 18 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 vehicles are available for sale.

Forward Looking Statements

     Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook. This release contains certain non-GAAP financial measures as defined under SEC rules, including earnings per share from continuing operations excluding the first-quarter tax benefit and fourth-quarter operating income excluding the real estate impairment charge. The Company believes such non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. As required by SEC rules, the Company has provided reconciliations of those measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)

By: /s/ Jonathan P. Ferrando

Jonathan P. Ferrando Senior Vice President, General Counsel and Secretary

Dated: February 5, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	AutoNation, Inc. Quarterly Financial Data Supplement for the quarter ended December 31, 2003.